Exhibit 10.1

NEW MEDIA INVESTMENT GROUP INC.

NONQUALIFIED STOCK OPTION AND

INCENTIVE AWARD PLAN

Adopted as of February 3, 2014

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10.2	Certificate Legends	14
10.3	Transfer Restrictions	14
10.4	Company Actions; No Right to Employment	15
10.5	Section 409A of the Code	15
10.6	Payment of Taxes	15
10.7	Governing Law	15

SECTION 11 EFFECTIVE DATE OF PLAN		15

SECTION 12 TERM OF PLAN		16

ii

NEW MEDIA INVESTMENT GROUP INC.

NONQUALIFIED STOCK OPTION AND INCENTIVE AWARD PLAN

SECTION 1

PURPOSE OF PLAN; DEFINITIONS

1.1 Purpose. The purpose of the Plan is (a) to reinforce the long-term commitment to the Company’s success of those Non-Officer Directors, officers, directors, employees, advisors, service providers, consultants and other personnel who are or will be responsible for such success; to facilitate the ownership of the Company’s stock by such individuals, thereby reinforcing the identity of their interests with those of the Company’s stockholders; (b) to assist the Company in attracting and retaining individuals with experience and ability, (c) to compensate the Manager for its successful efforts in raising capital for the Company and to provide performance-based compensation in order to provide incentive to the Manager to enhance the value of the Company’s Stock and (d) to benefit the Company’s stockholders by encouraging high levels of performance by individuals whose performance is a key element in achieving the Company’s continued success.

1.2 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” or “Awards” means an award described in Section 5 hereof.

(b) “Award Agreement” means an agreement described in Section 6 hereof entered into between the Company and a Participant, setting forth the terms, conditions and any limitations applicable to the Award granted to the Participant.

(c) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” of the Company shall be deemed to have occurred if an event set forth in any one of the following paragraphs (i)-(iii) shall have occurred unless prior to the occurrence of such event, the Board determines that such event shall not constitute a Change in Control:

(i)	any Person is or becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company, excluding (A) any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph (ii) below, and (B) any Person who becomes such a Beneficial Owner through the issuance of such securities with respect to purchases made directly from the Company; or

(ii)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company; or

(iii)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the assets of the Company.

For each Award that constitutes deferred compensation under Section 409A of the Code, to the extent required to avoid additional tax or other penalty, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

(g) “Commission” means Securities and Exchange Commission.

(h) “Committee” means any committee the Board may appoint to administer the Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

(i) “Company” means New Media Investment Group Inc., a Delaware corporation.

(j) “Disability” means, with respect to any Participant, that such Participant (i) as determined by the Participant’s employer or service recipient (such determination to be approved by the Committee) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering such Participant.

(k) “Effective Date” means the date provided pursuant to Section 11.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any given date, (i) the closing price of a share of the Company’s Stock on the principal exchange on which shares of the Company’s Stock are then trading, if any, on the trading day previous to such date, or, if stock was not traded on the trading day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (x) the last sales price (if the Stock is then listed as a National Market Issue under the NASDAQ National Market System) or (y) the mean between the closing representative bid and asked prices (in all other cases) for the Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Stock is not publicly traded, the fair market value established by the Committee using any reasonable method and acting in good faith.

(n) “Manager” means FIG LLC, a Delaware limited liability company, or any affiliate of FIG LLC who shall succeed as manager under that certain Management and Advisory Agreement, dated as of November 26, 2013, by and among the Company and FIG LLC as amended from time to time.

(o) “Manager Awards” means the Awards granted to the Manager as described in Section 5.5 hereof.

(p) “Non-Officer Director” means a director of the Company who is not an officer or employee of the Company.

(q) “Non-Officer Director Restricted Stock” shall have the meaning set forth in Section 5.6.

(r) “Non-Officer Director Stock” shall have the meaning set forth in Section 5.6.

(s) “Participant” means any Person selected by the Committee, pursuant to the Committee’s authority in Section 2 below, to receive Awards, including but not limited to (i) any Non-Officer Director, (ii) the Manager and its affiliates and (iii) any director, officer or employee of the Company, any parent, affiliate or subsidiary of the Company, or the Manager or any of its affiliates and (iv) any consultant, service provider or advisor to the Company, any parent, affiliate or subsidiary of the Company, or the Manager or any of its affiliates.

(t) “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(u) “Plan” means this New Media Investment Group Inc. Nonqualified Stock Option and Incentive Award Plan.

(v) “Restricted Stock” means Stock as described in Section 5.3 hereof.

(w) “Securities Act” shall have the meaning set forth in Section 5.5(h).

(x) “Stock” means the common stock, par value $0.01 per share, of the Company.

(y) “Stock Appreciation Right” shall have the meaning set forth in Section 5.2 hereof.

(z) “Stock Option” means any option to purchase shares of Stock granted pursuant to the Plan. The Stock Options granted hereunder are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code.

(aa) “Tandem Awards” shall have the meaning set forth in Section 5.5 herein.

SECTION 2

ADMINISTRATION

2.1 Administration. The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”), by the Board or, at the Board’s sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board. The Plan is intended to be exempt from, or to comply with, and shall be administered in a manner that is intended to be exempt from, or comply with, Section 409A of the Code and shall be construed and interpreted in accordance with such intent, to the extent subject thereto. To the extent that an Award and/or issuance and/or payment of an Award is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including any applicable regulations or guidance issued by the Secretary of the United States Treasury Department and the Internal Revenue Service with respect thereto.

2.2 Duties and Powers of Committee. The Committee shall have the power and authority to grant Awards to Participants pursuant to the terms of the Plan, and, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons.

In particular, the Committee shall have the authority to determine, in a manner consistent with the terms of the Plan:

(a) in addition to the Manager and the Non-Officer Directors, those Participants who shall receive Awards under the Plan;

(b) subject to Section 3, the number of shares of Stock to be covered by each Stock Option granted hereunder;

(c) the terms and conditions of any Award granted hereunder, including, subject to the requirements of Section 409A, the waiver or modification of any such terms or conditions, consistent with the provisions of the Plan (including, but not limited to, Section 8 of the Plan); and

(d) the terms and conditions which shall govern all the Award Agreements, including the waiver or modification of any such terms or conditions.

2.3 Majority Rule. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

2.4 Delegation of Authority. To the extent permitted by applicable law, the Committee or the Board may from time to time delegate to one or more Persons the authority to take administrative actions pursuant to this Section 2. Any delegation hereunder shall be subject to the restrictions and limitations that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee.

2.5 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee may receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities that members of the Committee or Board may incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other Persons. The Committee, the Board, the Company and any officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such Persons. All actions taken and all interpretations and determinations made by the Committee or Board in good faith shall be final and binding upon all Participants, the Company and all other interested Persons. No member of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Award, and all members of the Committee and Board shall be fully protected and indemnified to the fullest extent permitted by law, by the Company, in respect of any such action, determination or interpretation.

SECTION 3

STOCK SUBJECT TO PLAN

3.1 Number of and Source of Shares. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 15,000,000, as increased during the term of the Plan on the first day of each fiscal year beginning in and after calendar year 2015 by a number of shares of Stock equal to 10% of the number of shares of Stock newly issued by the Company during the immediately preceding fiscal year (and, in the case of fiscal year 2014, after the Effective Date). The Stock which may be issued pursuant to an Award under the Plan may be treasury Stock, authorized but unissued Stock, or Stock acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan. Awards may consist of any combination of such Stock, or, at the election of the Company, cash. The aggregate number of shares of Stock as to which Awards may be granted during any calendar year to any Participant who is a “covered employee” for purposes of Section 162(m) of the Code during such calendar year may not be greater than the number of shares initially reserved for issuance pursuant to this Section 3.1.

3.2 Unrealized and Tandem Awards. If any shares of Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for grants under the Plan. The grant of a Tandem Award (as defined herein) shall not reduce the number of shares of Stock reserved and available for issuance under the Plan. The Company reserves the right to cancel any Stock Option which has a per-share exercise price that is equal to or greater than the Fair Market Value of an underlying share of Stock as of the date of such cancellation, and any shares of Stock which were subject to such cancelled Stock Option shall again be available for the issuance of Stock Options, including issuance to the Person that held the cancelled Stock Option, irrespective of whether such issuance would be deemed a repricing of such Stock Option.

3.3 Adjustment of Awards. Upon the occurrence of any event which affects the shares of Stock in such a way that an adjustment of outstanding Awards is appropriate in order to prevent the dilution or enlargement of rights under the Awards (including, without limitation, any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Committee shall make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of shares of Stock (or other securities) which may thereafter be issued in connection with such outstanding Awards and adjustments to any exercise price specified in the outstanding Awards and shall also make appropriate equitable adjustments to the number and kind of shares of Stock (or other securities) authorized by or to be granted under the Plan. Such other substitutions or adjustments shall be made respecting Awards hereunder as may be determined by the Committee, in its sole discretion. In connection with any event described in this paragraph, the Committee may provide, in its discretion, for the cancellation of any outstanding Award and payment in cash or other property in exchange therefor, equal to the difference, if any, between the fair market value of the Stock or other property subject to the Award, and the exercise price, if any.

SECTION 4

ELIGIBILITY

Each Participant shall be eligible to receive Awards under the Plan. Additional Participants under the Plan may be selected from time to time by the Committee, in its sole discretion, and the Committee shall determine, in its sole discretion, the number of shares covered by each Award.

SECTION 5

AWARDS

Awards may include, but are not limited to, those described in this Section 5. The Committee may grant Awards singly, in tandem or in combination with other Awards, as the Committee may in its sole discretion determine.

5.1 Stock Options. A Stock Option is a right to purchase a specified number of shares of Stock, at a specified price during such specified time as the Committee shall determine.

(a) A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares of Stock to be purchased.

(b) The exercise price of the Stock Option may be paid in cash or its equivalent, as determined by the Committee. As determined by the Committee, in its sole discretion, or as otherwise set forth in Sections 5.5(b) and 5.5(c) below, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Committee (including the withholding of Stock otherwise issuable on exercise), or (ii) in the form of unrestricted Stock already owned by the Participant which has a Fair Market Value on the date of surrender equal to the aggregate option price of the Stock as to which such Stock Option shall be exercised. No fractional shares of Stock will be issued or accepted.

5.2 Stock Appreciation Rights. A Stock Appreciation Right is a right to receive, upon surrender of the right, an amount payable in cash and/or shares of Stock under such terms and conditions as the Committee shall determine.

(a) A Stock Appreciation Right may be granted in tandem with part or all of (or in addition to, or completely independent of) a Stock Option or any other Award under this Plan. A Stock Appreciation Right issued in tandem with a Stock Option may be granted at the time of grant of the related Stock Option or at any time thereafter during the term of the Stock Option.

(b) The amount payable in cash and/or shares of Stock with respect to each right shall be equal in value to a percentage (including up to 100%) of the amount by which the Fair Market Value per share of Stock on the exercise date exceeds the Fair Market Value per share of Stock on the date of grant of the Stock Appreciation Right. The applicable percentage shall be established by the Committee. The Award Agreement may state whether the amount payable is to be paid wholly in cash, wholly in shares of Stock, or in any combination of the foregoing; if the Award Agreement does not so state the manner of payment, the Committee shall determine such manner of payment at the time of payment. The amount payable in shares of Stock, if any, is determined with reference to the Fair Market Value per share of Stock on the date of exercise.

(c) Stock Appreciation Rights issued in tandem with Stock Options shall be exercisable only to the extent that the Stock Options to which they relate are exercisable. Upon exercise of the tandem Stock Appreciation Right, and to the extent of such exercise, the Participant’s underlying Stock Option shall automatically terminate. Similarly, upon the exercise of the tandem Stock Option, and to the extent of such exercise, the Participant’s related Stock Appreciation Right shall automatically terminate.

5.3 Restricted Stock. Restricted Stock is Stock that is issued to a Participant and is subject to such terms, conditions and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the Restricted Stock and the requirement of forfeiture of the Restricted Stock upon termination of employment or service under certain specified conditions. The Committee may provide for the lapse of any such term or condition or waive any term or condition based on such factors or criteria as the Committee may determine. Subject to the restrictions stated in this Section 5.3 and in the applicable Award Agreement, the Participant shall have, with respect to Awards of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Restricted Stock and the right to receive any cash or stock dividends on such Stock. The Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

5.4 Performance Awards. Performance Awards may be granted under this Plan from time to time based on such terms and conditions as the Committee deems appropriate provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. Performance Awards are Awards which are contingent upon the performance of all or a portion of the Company and/or its subsidiaries and/or which are contingent upon the individual performance of a Participant. Performance Awards may be in the form of performance units, performance shares and such other forms of Performance Awards as the Committee shall determine. The Committee shall determine the performance measurements and criteria for such Performance Awards. The Company may require that the stock certificates evidencing Performance Awards granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Performance Awards, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

5.5 Manager Awards and Tandem Awards.

(a) Grant of Compensatory Stock Options. As consideration for the Manager’s role in raising capital for the Company, the Manager may be awarded Stock Options in connection with any equity issuance by the Company, to acquire that number of shares of Stock up to ten percent (10%) of the equity securities issued by the Company in such equity issuance, subject to the proviso contained in Section 5.5(f) below.

(b) Terms of Manager Awards. The Stock Options referred to in clause (a) above shall be 100% vested as of the date of grant and become exercisable as to 1/30th of the Stock subject to the Stock Options on the first day of each of the following 30 calendar months following the date of grant. Such Stock Options shall expire on the tenth anniversary of the date of grant. Such Stock Options shall have a per share price equal to the offering price of the equity issuance in connection with which such Stock Options are awarded (as determined by the Committee), subject to adjustment as set forth in Section 3.3 hereof. The exercise price of such Stock Options may be paid in cash or its equivalent, as determined by the Committee. Payment in whole or in part may also be made by the following cashless exercise procedures: (i) by withholding from shares of Stock otherwise issuable upon exercise of such Stock Option, (ii) in the form of unrestricted Stock already owned by the Manager which has a Fair Market Value on the date of surrender equal to the aggregate option price of the Stock as to which such Stock Option shall be exercised or (iii) by means of any other cashless exercise procedure approved by the Committee. No fractional shares of Stock will be issued or accepted. The Award Agreement with respect to such Stock Options shall also set forth the vesting and exercise schedule of such Stock Options and such other terms and conditions with respect to such Stock Options and the delivery of shares of Company Stock subject to such Stock Options as the Committee may determine.

(c) Each of the Committee and/or the Manager shall have the authority to direct awards of Stock Options to such employees of the Manager who act as officers of or perform other services for the Company, which options shall be tandem to the Stock Options that are the subject of outstanding Manager Awards designated by the Manager—i.e., shares of Stock issuable pursuant to the exercise of the Stock Options that are subject to certain designated Manager Awards would alternatively be issuable pursuant to the exercise of Stock Options that are the subject of the tandem awards granted to Persons who perform services for or on behalf of the Company, provided that such shares of Stock may be issued pursuant to the exercise of either the designated Manager Awards or the tandem awards but not both (the “Tandem Awards”). As determined by the Manager, in its sole discretion, payment of the exercise price of such Tandem Award in whole or in part may be made by the following cashless exercise procedures: (i) by withholding from shares of Stock otherwise issuable upon exercise of such Tandem Award, (ii) in the form of unrestricted Stock already owned by the holder of such Tandem Award which has a Fair Market Value on the date of surrender equal to the aggregate option price of the Stock as to which such Tandem Award shall be exercised or (iii) by means of any other cashless exercise procedure approved by the Committee.

(d) As a condition to the grant of Tandem Awards, the Manager shall be required to agree that so long as such Tandem Awards remain outstanding, it will not exercise any Stock Options under any designated Manager Award that are related to the options under such outstanding Tandem Awards. If Stock Options under a Tandem Award are forfeited, expire or are cancelled without being exercised, the related Stock Options under the designated Manager Award shall again become exercisable in accordance with its terms. Upon the exercise of Stock Options under a Tandem Award, the related Stock Options under the designated Manager Award shall terminate.

(e) The terms and conditions of each such Tandem Awards (e.g., the per share exercise price, the schedule of vesting, exercisability and delivery, etc.) shall be determined by the Committee or the Manager, as the case may be, in its sole discretion and shall be included in an Award Agreement, provided, that the term of such award may not be greater than the term of its related Manager Award.

(f) Other Awards. The Committee may, from time to time, grant such Awards to the Manager as the Committee deems advisable in order to provide additional incentive to the Manager to enhance the value of the Company’s Stock; provided, however, that no Award shall be awarded to the Manager (or its designee) in connection with any equity issuance by the Company which provides for the acquisition of a number of equity securities in excess of ten percent (10%) of the maximum number of equity securities then being proposed to be issued by the Company.

(g) Change in Control and Termination Provisions. Notwithstanding anything herein, unless otherwise provided in any Award Agreement to the contrary, upon a Change in Control or a termination of the Manager’s services to the Company for any reason, all Awards granted to the Manager pursuant to this Plan shall become immediately and fully exercisable, and all Tandem Awards shall be governed by the terms and conditions of the applicable Award Agreements.

(h) Registration Rights Agreement. The Company shall, upon the Manager’s reasonable request, (i) use commercially reasonable efforts to register under the Securities Act of 1933, as amended (the “Securities Act”) the securities that may be issued and sold under the Plan or the resale of such securities issued and sold pursuant to the Plan or (ii) enter into a registration rights agreement with the Manager on terms to be mutually agreed upon between the parties.

5.6 Automatic Non-Officer Director Awards.

(a) Initial Grant of Non-Officer Director Restricted Stock. Each Non-Officer Director shall be granted a number of shares of Restricted Stock, the Fair Market Value of which shall equal $75,000 on the date of grant, to (as may be adjusted from time to time and rounded up to the nearest whole share, the “Non-Officer Director Restricted Stock”), upon the date of the first Board of Directors meeting attended by such Non-Officer Director. The Non-Officer Director Restricted Stock shall vest ratably on each of the first three anniversaries of the date of grant, subject to the Non-Officer Director’s continued service as a director through each vesting date, pursuant to the terms of the Plan and the applicable Award Agreement.

(b) Annual Grant of Stock. On the first business day after the first annual stockholders’ meeting of the Company following December 31, 2014, and on the first business day after each such annual meeting of the Company thereafter during the term of the Plan, each Non-Officer Director shall be granted that number of shares of Stock, the Fair Market Value of which shall equal an amount to be determined by the Committee on the date of grant and which shall be fully vested as of such date (also, the “Non-Officer Director Stock”).

(c) Stock Availability. In the event that the number of shares of Stock available for grant under the Plan is not sufficient to accommodate the Awards of Non-Officer Director Restricted Stock and Non-Officer Director Stock, then the remaining shares of Stock available for such automatic awards shall be granted to each Non-Officer Director who is to receive such an award on a pro-rata basis. No further grants shall be made until such time, if any, as additional shares of Stock become available for grant under the Plan through action of the Board or the stockholders of the Company to increase the number of shares of Stock that may be issued under the Plan or through cancellation or expiration of Awards previously granted hereunder.

(d) Award Agreements. Each recipient of Non-Officer Director Restricted Stock and Non-Officer Director Stock shall enter into an Award Agreement with the Company, which agreement shall set forth, among other things, the restrictions upon the sale, assignment, transfer or other disposition, the vesting provisions and the rights of the Non-Officer Director as a stockholder of the Company with respect to the Non-Officer Director Restricted Stock, or, as applicable, the number of shares of Non-Officer Director Stock awarded hereunder, which provisions shall not be inconsistent with the terms of this Section 5.6 and Section 6.1. The Award Agreement with respect to such Non-Officer Director Restricted Stock and Non-Officer Director Stock shall also set forth such other terms and conditions with respect to Awards to the Non-Officer Director as the Committee may determine.

5.7 Other Awards.

The Committee may from time to time grant to its Non-Officer Directors Stock, other Stock-based and non-Stock-based Awards under the Plan, including without limitation those Awards pursuant to which shares of Stock are or may in the future be acquired, Awards denominated in Stock, securities convertible into Stock, phantom securities, dividend equivalents and cash. The Committee shall determine the terms and conditions of such other Stock, Stock-based and non-Stock-based Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan.

SECTION 6

AWARD AGREEMENTS

Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock or other securities, and such other terms and conditions applicable to the Award (and not inconsistent with this Plan) as are determined by the Committee.

6.1 Terms of Award Agreements. Award Agreements may include the following terms:

(a) Term. The term of each Award (as determined by the Committee); provided that, no Award shall be exercisable more than ten years after the date such Award is granted.

(b) Exercise Price. The exercise price per share of Stock purchasable under an Award (as determined by the Committee in its sole discretion at the time of grant); provided that, the exercise price shall not be less than the par value of the Stock provided, further, that Awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, or exempt from application of Section 409A of the Code under Section 1.409A-1(b)(5)(A), shall not be less than 100% of the Fair Market Value of the Stock on such date.

(c) Exercisability. Provisions regarding the exercisability of Awards (which shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant).

(d) Method of Exercise. Provisions describing the method of exercising Awards.

(e) Delivery. Provisions regarding the timing of the delivery of Stock subject to Awards. The Award Agreements may provide that such delivery will be delayed to the extent required to avoid the imposition of a tax under Section 409A of the Code.

(f) Termination of Employment or Service. Provisions describing the treatment of an Award in the event of Disability, death or other termination of a Participant’s employment or service with the Company, including but not limited to, terms relating to the vesting, time for exercise, forfeiture and cancellation of an Award in such circumstances.

(g) Rights as Stockholder. A provision that a Participant shall have no rights as a stockholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record. Except as provided in Section 3.3 hereof, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case, grants of dividend equivalents or similar rights shall not be considered to be a grant of any other stockholder right.

(h) Nontransferability. A provision that except under the laws of descent and distribution or as otherwise permitted by the Committee, in its sole discretion, or, in respect of Manager Awards, grants of Tandem Awards, the Participant shall not be permitted to sell, transfer, pledge or assign any Award, and all Awards shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that the Participant shall be permitted to transfer one or more Stock Options to a trust controlled by the Participant during the Participant’s lifetime for estate planning purposes.

(i) Other Terms. Such other terms as are necessary and appropriate to effectuate an Award to the Participant, including but not limited to, (1) vesting provisions, (2) deferral elections, (3) any requirements for continued employment or service with the Company, (4) any requirement to execute a general release of claims in a form acceptable to the Company prior to the lapse of any restrictions or conditions on such Award or such Award becoming exercisable, (5) any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, (6) effect on the Award of a Change in Control, (7) the right of the Company and such other Persons as the Committee shall designate (“Designees”) to repurchase from a Participant, and such Participant’s permitted transferees, all shares of Stock issued or issuable to such Participant in connection with an Award in the event of such Participant’s termination of employment or service, (8) rights of first refusal granted to the Company and Designees, if any, (9) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (10) any other terms and conditions which the Committee shall deem necessary and desirable.

SECTION 7

LOANS

To the extent permitted by applicable law, including the Sarbanes-Oxley Act of 2002, the Company or any parent or subsidiary of the Company may make loans available to Stock Option holders in connection with the exercise of outstanding Stock Options granted under the Plan, as the Committee, in its discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company or any parent or subsidiary of the Company, (ii) be subject to the terms and conditions set forth in this Section 7 and such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine, (iii) bear interest, if any, at such rate as the Committee shall determine, and (iv) be subject to Board approval (or to approval by the Committee to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the par value of the shares of Stock covered by the Stock Option, or portion thereof, exercised by the holder, and (y) any federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder’s termination of employment or service shall be determined by the Committee. Unless the Committee determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Committee, in its discretion; provided that, each loan shall comply with all applicable laws, and all regulations and rules of the Board of Governors of the Federal Reserve System and of the U.S. Securities and Exchange Commission and any other governmental agency having jurisdiction.

SECTION 8

AMENDMENT AND TERMINATION

The Board may at any time and from time-to-time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which requires stockholder approval in order for the Plan to comply with a rule or regulation deemed applicable by the Committee, shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award or Loan theretofore granted under the Plan.

SECTION 9

UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

SECTION 10

GENERAL PROVISIONS

10.1 Securities Laws Compliance. Shares of Stock shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

10.2 Certificate Legends. The Committee may require each Person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such Person is acquiring the Stock subject thereto without a view to distribution thereof. The certificates for such Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

10.3 Transfer Restrictions. All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

10.4 Company Actions; No Right to Employment. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is necessary and desirable; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee, consultant, service provider or advisor of the Company any right to continued employment or service with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment or service of any of its employees, consultants or advisors at any time.

10.5 Section 409A of the Code. The intent of the parties is that payments and benefits under the Plan be exempt from, or comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code.

10.6 Payment of Taxes. Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

10.7 Governing Law. The Plan shall be governed by the and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

SECTION 11

EFFECTIVE DATE OF PLAN

The Plan became effective (the “Effective Date”) on February 3, 2014, the date the Board formally approved the Plan.

SECTION 12

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.